UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2016
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Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2016, the Compensation Committee of the Board of Directors of Codexis, Inc. (the “Company”) approved the Company entering into an Amended and Restated Change of Control Severance Agreement (the “Restated Severance Agreement”) with each of Gordon Sangster, the Company’s Senior Vice President and Chief Financial Officer, and James Lalonde, the Company’s Senior Vice President, Research & Development (each, an “Executive”). The Restated Severance Agreement will amend each Executive’s existing change of control severance agreement to provide that, in the event the Executive experiences an “involuntary termination without cause” or a “voluntary termination for good reason,” as each such term is defined in the Restated Severance Agreement, other than during the period 12 months following a change of control of the Company, the Executive will be entitled, subject to the Company’s receipt of an executed and irrevocable release of claims from the Executive, to an amount equal to six months of the Executive’s base salary and continued healthcare coverage for up to 12 months. In addition, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016, the Restated Severance Agreement will continue to provide that, in the event the Executive experiences an “involuntary termination without cause” or a “voluntary termination for good reason” within 12 months following a change of control of the Company, the Executive is entitled, subject to the Company’s receipt of an executed and irrevocable release of claims from such Executive, to the following payments and benefits: (i) an amount equal to 12 months of his base salary, (ii) full acceleration of vesting of all outstanding equity awards and (iii) continued healthcare coverage for up to 12 months. The Restated Severance Agreement will also provide that in the event the Executive’s employment is terminated as a result of death or “disability” (as such term is defined in the Restated Severance Agreement), the Executive is entitled, subject to the Company’s receipt of an executed and irrevocable release of claims from such Executive, to the following payments and benefits: (i) the vesting of the Executive’s outstanding equity awards shall accelerate such that the awards shall become vested (or, as applicable, the restrictions thereon shall lapse) with respect to that number of shares that would otherwise vest on the next vesting date for such equity award, pro-rated to the date of termination and (ii) continued healthcare coverage for up to 12 months.
The foregoing description of each Restated Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the text thereof, the form of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
10.1	Form of Amended and Restated Change of Control Severance Agreement by and between Codexis, Inc. and certain of its officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.
Date: October 13, 2016	By:	/s/ Gordon Sangster
	Name:	Gordon Sangster
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Change of Control Severance Agreement by and between Codexis, Inc. and certain of its officers.